                       SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 11, 1997
                                 Date of Report
                               (FEBRUARY 11, 1997)
                        (Date of earliest event reported)

                                  HBO & COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

              0-9900                                      37-0986839
-------------------------------------------------------------------------------
      COMMISSION FILE NUMBER                     (EMPLOYER IDENTIFICATION NO.)

    301 PERIMETER CENTER NORTH
            ATLANTA, GA                                      30346
------------------------------------------               ------------
(Address of principal executive offices)                  (Zip Code)

                                 (770) 393-6000
                                  -------------
               Registrant's telephone number, including area code


                          Exhibit Index on page 2 of 4

ITEM 5: OTHER EVENTS

     On February 11, 1997, the Board of Directors of HBO & Company (the "Company" or "HBOC") declared a quarterly cash dividend of $.02 per share payable on April 22, 1997 to stockholders of record on March 31, 1997.

     The unaudited combined operations for the first full month subsequent to the December 9, 1996, pooling acquisition of GMIS Inc., are as follows: revenue and net income for January 1997 was $50.7 million and $4.9 million, respectively; revenue and net income for January 1996 was $47.6 million and $2.8 million, respectively.

     On February 11, the Company announced it had signed a definitive agreement to acquire AMISYS Managed Care Systems, Inc. (Nasdaq:AMCS), a leading provider of information systems for managed care entities and other parties that assume financial risk for healthcare populations. The acquisition, which is subject to regulatory and AMISYS shareholder approval, will be accounted for as a pooling of interests and is scheduled to close during the second quarter of 1997. Terms of the acquisition call for AMISYS shareholders to receive 0.35 of a share of HBOC common stock for each share of AMISYS common stock.


ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

  (c)   Exhibits.

      EXHIBIT NO.              DESCRIPTION                                PAGE
      -------------------------------------------------------------------------
         99        HBO & Company News Release dated February 11, 1997        4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HBO & COMPANY
                                        (Registrant)

Date: February 11, 1997


                                           /s/ Jay P. Gilbertson
                                        ------------------------------------
                                        Jay P. Gilbertson
                                        Executive Vice President,
                                        Chief Financial Officer,
                                        Principal Accounting Officer,
                                        Treasurer and Assistant Secretary